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                                                                      Exhibit 21

                         Subsidiaries of the Registrant


  Name of Subsidiary                Jurisdiction of Formation
  ------------------                -------------------------

  TREX Company, LLC                          Delaware

  Winchester Capital, Inc.                   Virginia

  Trex Wood-Polymer Espana, S.L.             Spain